Exhibit 10.7
ALTISOURCE RESIDENTIAL CORPORATION
2016 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Altisource Residential Corporation, a Maryland corporation (the “Corporation”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).
RECITALS
WHEREAS, the Corporation has adopted the Altisource Residential Corporation 2016 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to acquire Shares upon the settlement of stock units (“Restricted Stock Units”), subject to the terms and conditions set forth in the Plan and this Agreement.
NOW, THEREFORE, for services provided by the Participant to the Corporation or one of its Affiliates (“Service”) and in consideration of the promises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock Unit Award. The Corporation hereby grants to the Participant [●] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2.	Vesting; Forfeiture. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units shall vest as follows:

(a)
General. Except as otherwise provided in Section 2(b), the Restricted Stock Units shall vest in equal annual installments on each of the first three anniversaries of the Date of Grant, subject to the Participant’s continued Service through each applicable vesting date.

(b)	Termination of Service.

(i)
All unvested Restricted Stock Units shall fully vest upon a termination of Service by the Corporation without Cause or by the Participant for Good Reason on or within two years following a Change of Control.

(ii)
Upon a termination of the Participant’s Service by the Corporation without Cause or by the Participant for Good Reason other than as set forth in clause (i) above, a portion of the unvested Restricted Stock Units shall immediately vest based on the product of (x) the total number of unvested Restricted Stock Units and (y) a fraction, the numerator of which is the number of full calendar months elapsed from the Date of Grant, or if later, the most recent anniversary thereof, through the date of termination of Service, and the denominator of which is the number of full calendar months from the Date of Grant or, if later, the most recent anniversary thereof, to the third anniversary of the Date of Grant (i.e., 36, 24 or 12). Any portion of the unvested Restricted Stock Units that does not vest in accordance with the immediately preceding sentence shall be forfeited immediately, automatically and without consideration on the date of termination of Service.

(iii)	All unvested Restricted Stock Units shall fully vest upon a termination of the Participant’s Service due to death or Disability.

(iv)	All vested and unvested Restricted Stock Units will be forfeited immediately, automatically and without consideration upon a termination of Service for Cause.

(v)
Except as otherwise set forth in clause (i) through (iv) above, any unvested Restricted Stock units will be forfeited immediately, automatically and without consideration upon a termination of Service for any reason.

(vi)	For purposes of this Agreement:

1.
“Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Corporation or its reputation in the industry; or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Committee in its sole discretion.

2.
“Disability” means a medically determinable physical or mental impairment that is expected to result in death or that has lasted or can be expected to last for either (x) a continuous period of at least 90 days or (y) an aggregate of 90 days in any 180-day period.

3.
“Good Reason” means, without the consent of the Participant, (i) a material diminution in the Participant’s title, position, duties or responsibilities with respect to the Corporation, or (ii) the notification of the Participant by the Corporation that the Corporation shall require the Participant to relocate his or her primary place of Service with the Corporation to a site that is more than 50 miles from both the Participant’s current primary place of Service and the Participant’s primary residence; provided, however, that no act or omission described in clause (i) or (ii) shall be treated as “Good Reason” under this Agreement unless (a) the Participant delivers to the Corporation a written statement of the basis for Participant’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Corporation fails to cure the grounds constituting Good Reason within 30 days following Participant’s delivery of such written statement, and (c) Participant actually resigns within 90 days of such failure to cure.

3.	Payment.

(a)
Settlement. The Corporation shall deliver to the Participant within 45 days following the vesting date of the Restricted Stock Units a number of Shares equal to the aggregate number of Restricted Stock Units that vest as of such date. No fractional Shares shall be delivered;

the Corporation shall pay cash in respect of any fractional Shares. The Corporation may deliver such Shares either through book-entry accounts held by or in the name of the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Restricted Stock Units registered in the name of the Participant.

(b)
Withholding Requirements. The Corporation in its sole discretion shall have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Corporation, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement, or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Corporation.

4.	Dividend Equivalent Rights.

(a)
This Award is granted together with Dividend Equivalent Rights. Prior to the date of settlement of this Award, whenever a dividend is paid with respect to Shares, a corresponding Dividend Equivalent Right shall be credited with respect to each outstanding Restricted Share Unit then held by the Participant in an amount equal to the amount paid as a dividend in respect of one Share.

(b)
If thus credited prior to the vesting date, such Dividend Equivalent Right shall be subject to the same vesting, forfeiture, settlement and other terms and conditions as the underlying Restricted Share Unit with respect to which it was credited; provided, that settlement shall be in cash rather than in Shares.

(c)
If credited on or following the vesting date but prior to the date of settlement, such Dividend Equivalent Right shall be fully vested and not subject to forfeiture and shall be paid to the Participant in cash within 30 days following the date the dividend to which it relates is paid.

5.
Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 8 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 8 of the Plan.

6.	Miscellaneous Provisions.

(a)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Corporation may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue-sky or other securities laws applicable to those Shares.

(b)
No Rights as Shareholder. Prior to settlement of the Restricted Stock Units in Shares, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Corporation with respect to any Shares underlying the Restricted Stock Units.

(c)
Transfer Restrictions. The Shares delivered hereunder will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Corporation or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Corporation’s transfer agent to make appropriate reference to such restrictions.

(d)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or any Affiliate or of the Participant, which rights are hereby expressly reserved, to terminate the Participant’s Service at any time and for any reason, with or without Cause.

(e)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Corporation at its principal executive office, or (ii) by electronic transmission to the Corporation’s e-mail address of the Corporation’s General Counsel. Any notification required by the terms of this Agreement will be given by the Corporation (x) in a writing addressed to the address that the Participant most recently provided to the Corporation, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable).

(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Corporation.

(k)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Maryland, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[signature page follows]

IN WITNESS WHEREOF, the Corporation and the Participant have executed this Restricted Stock Unit Award Agreement as of the Date of Grant.

PARTICIPANT	ALTISOURCE RESIDENTIAL CORPORATION

Signed:	By:

Printed:	Name:

Title:

[Signature Page - Restricted Stock Unit Award Agreement]